Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Aug 31, 2003
Payment Date	Sep 15, 2003

Calculation of Interest Expense

Index (LIBOR)	1.110000%
Accrual end date, accrual beginning date and days in Interest Period	Sep 15, 2003	Aug 15, 2003	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	81,572,560	21,195,448	30,000,000	19,000,000	14,000,000	17,040,143
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.290000%	1.400000%	1.510000%	1.760000%	2.110000%
Interest/Yield Payable on the Principal Balance	90,614	25,552	39,008	28,796	25,437
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	90,614	25,552	39,008	28,796	25,437
Interest/Yield Paid	90,614	25,552	39,008	28,796	25,437

Summary

Beginning Security Balance	81,572,560	21,195,448	30,000,000	19,000,000	14,000,000	17,040,143
Beginning Adjusted Balance	81,572,560	21,195,448	30,000,000	19,000,000	14,000,000
Principal Paid	10,290,348	0	0	0	0	40,143
Ending Security Balance	71,282,212	21,195,448	30,000,000	19,000,000	14,000,000	17,038,085
Ending Adjusted Balance	71,282,212	21,195,448	30,000,000	19,000,000	14,000,000
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	89,708,187	27,112,359	28,343,958	13,007,796	6,083,899
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					1,742,582
Ending OC Amount as Holdback Amount						0
Ending OC Amount as Accelerated Prin Pmts						17,038,085

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.0993569	$0.5323394	$0.4334259	$0.5051853	$0.6056481
Principal Paid per $1000	$11.2832764	$0.0000000	$0.0000000	$0.0000000	$0.0000000